As filed with the Securities and Exchange Commission on May 18, 1999
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             WESTPOINT STEVENS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                               36-3498354
(STATE OR OTHER JURISDICTION                                  (I.R.S. EMPLOYER
     OF INCORPORATION OR                                     IDENTIFICATION NO.)
        ORGANIZATION)

                              507 WEST TENTH STREET
                            WEST POINT, GEORGIA 31833
                                 (706) 645-4000
                        (ADDRESS AND TELEPHONE NUMBER OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                             WESTPOINT STEVENS INC.
                          OMNIBUS STOCK INCENTIVE PLAN
                                  (AS AMENDED)
                            (FULL TITLE OF THE PLAN)

                       ===================================

                              Christopher N. Zodrow
                          Vice President and Secretary
                             WestPoint Stevens Inc.
                              507 West Tenth Street
                            West Point, Georgia 31833
                                 (706) 645-4000
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                           Copy of communications to:

                             HOWARD CHATZINOFF, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

=============================== ================ ================= ================ =================
                                                 PROPOSED          PROPOSED
                                                 MAXIMUM           MAXIMUM
TITLE OF                        AMOUNT           OFFERING          AGGREGATE        AMOUNT OF
SECURITIES TO                   TO BE            PRICE PER         OFFERING         REGISTRATION
BE REGISTERED                   REGISTERED(1)    SHARE(2)          PRICE(2)         FEE
------------------------------- ---------------- ----------------- ---------------- -----------------
SHARES OF COMMON STOCK,
PAR VALUE $.01 PER SHARE        2,000,000        $34.25            $68,500,000      $19,043
=============================== ================ ================= ================ =================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock as reported by the NASDAQ National Market System, the automated quotation system of the National Association of Securities Dealers, Inc., on May 17, 1999.


NY2:\458097\02\9tgx02!.DOC\80765.0023

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

                  The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees or to non-employee directors as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the WestPoint Stevens Inc. Omnibus Stock Incentive Plan and its administrators are available without charge by contacting:

                             WestPoint Stevens Inc.
                              507 West Tenth Street
                            West Point, Georgia 31833
                                 (706) 645-4000
                        Attention: Christopher N. Zodrow

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by WestPoint Stevens Inc. (the "Company") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                  (b) All other reports filed with the Commission pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1998, including, without limitation, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act on July 1, 1993, the Amendment to the Registration Statement on Form 10/A filed on January 6, 1994 and the Current Report on Form 8-K filed on May 19, 1995, including any other amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  (1) Section 145 of Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that his conduct was unlawful.

                  Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

                  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

                  (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or

                  (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                  (iii) by the stockholders.

                  Section 145 of the DGCL permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

                  (2) By-law Provisions on Indemnity. Article V of the Amended and Restated By-laws of the Company, as the same may be amended from time to time (the "By-laws"), sets forth the extent to which the Company's directors and officers may be indemnified by the Company against liabilities which they may incur while serving in such capacity. Article V generally provides that the Company shall indemnify the directors and officers of the Company who are or were a party to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, provided that the applicable standard of conduct set forth in Section 145 of DGCL was met and, provided further, that such indemnification shall be limited to expenses (including attorneys' fees and disbursements) actually and reasonably incurred in the case of an action or suit by or in the right of the Company to procure a judgment in its favor. Subject to the procedures for indemnification of directors and officers set forth in the By-laws, the indemnification of the Company's directors and officers provided for therein is in all other respects substantially similar to that provided for in Section 145 of the DGCL. Any such indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall insure to the benefit of the heirs, executors, and administrators of such person.

                  (3) Indemnification Agreements. In addition, each of the directors and the executive officers of the Company are entitled to indemnification from the Company pursuant to separate agreements (the "Indemnification Agreements") between the Company and such persons.

                  The Company has in effect insurance policies covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

                  The above discussion of the By-Laws of the Company and of the Indemnification Agreements and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such By-Laws, Indemnification Agreements and the Delaware Code.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.   EXHIBITS.

                  4(a)   -    Restated Certificate of Incorporation of the
                              Company, filed as Exhibit 3(a) to the Company's
                              Registration Statement on Form S-4 (Commission
                              File No. 333-59817) filed on July 24, 1998
                              (incorporated by reference).

                  4(b)   -    Amended and Restated By-Laws of the Company, as
                              amended and restated, filed as Exhibit 3.4 to the Company's Post-Effective Amendment No. 1 to the
                              Registration Statement on Form S-1 (Commission
                              File No. 33-77726), filed on May 19, 1994
                              (incorporated by reference).

                  5      -    Opinion and Consent of Counsel of the Company.

                  23(a)  -    Consent of Ernst & Young LLP.

                  23(b)  -    Consent of Counsel of the Company (included in
                              Exhibit 5).

                  24     -    Power of Attorney (included as part of this
                              Registration Statement).

ITEM 9.   UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)     To include any prospectus required
                                            by Section 10(a)(3) of the
                                            Securities Act;

                                    (ii)    To reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the Registration
                                            Statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in the Registration Statement;

                                    (iii)   To include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the Registration
                                            Statement or any material change to
                                            such information in the Registration
                                            Statement;

                  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on this 18th day of May, 1999.


                                          WestPoint Stevens Inc.
                                          (REGISTRANT)

                                          By: /s/ Holcombe T. Green, Jr.
                                             ----------------------------------
                                             Holcombe T. Green, Jr.
                                             Chairman of the Board and Chief
                                               Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Holcombe T. Green, Jr., Morgan
M. Schuessler and Christopher N. Zodrow, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                 Title                           Date
              ---------                                 -----                           ----

/s/ Holcombe T. Green, Jr                Chairman of the Board and Chief Executive   May 18, 1999
--------------------------               Officer (Principal Executive Officer)
Holcombe T. Green, Jr.


/s/ Thomas J. Ward                       Director, President and Chief Operating     May 18, 1999
--------------------------               Officer
Thomas J. Ward


/s/ Morgan M. Schuessler                 Executive Vice President/Finance and        May 18, 1999
--------------------------               Chief Financial Officer (Principal
Morgan M. Schuessler                     Financial Officer)



                Signature                                         Title                               Date
                ---------                                         -----                               ----

/s/ J. Nelson Griffith                         Controller (Principal Accounting Officer)          May 18,  1999
--------------------------
J. Nelson Griffith


/s/ Hugh M. Chapman                            Director                                           May 18, 1999
--------------------------
Hugh M. Chapman


/s/ M. Katherine Dwyer                         Director                                           May 18, 1999
--------------------------
M. Katherine Dwyer


/s/ John G. Hudson                             Director                                           May 18, 1999
--------------------------
John G. Hudson


/s/ Gerald B. Mitchell                         Director                                           May 18, 1999
--------------------------
Gerald B. Mitchell


/s/ John F. Sorte                              Director                                           May 18, 1999
--------------------------
John F. Sorte


/s/ Charles W. McCall                          Director                                           May 18, 1999
--------------------------
Charles W. McCall


                                  EXHIBIT INDEX


EXHIBIT NO.                           DESCRIPTION

4(a)  -         Restated Certificate of Incorporation of the Company, filed as
                Exhibit 3(a) to the Company's Registration Statement on Form S-4
                (Commission File No. 333-59817) filed on July 24, 1998
                (incorporated by reference).

4(b)  -         Amended and Restated By-Laws of the Company, as amended and restated, filed as Exhibit 3.4 to the Company's Post-Effective
                Amendment No. 1 to the Registration Statement on Form S-1
                (Commission File No. 33-77726), filed on May 19, 1994
                (incorporated by reference).

5     -         Opinion and Consent of Counsel of the Company.

23(a) -         Consent of Ernst & Young LLP.

23(b) -         Consent of Counsel of the Company (included in Exhibit 5).

24    -         Power of Attorney (included as part of this Registration
                Statement).